PIMCO CA Municipal  Income Fund III
Meeting Date: 12-23-08

	 Record Date 					Record Date 				Combined record
	Shares(Common): 	21,604,723.000		  Shares		7,400		date shares:	21,612,123

Quorum Totals						Preferred	% of
				% of Outstanding 	Shares 		Outstanding 					Total % (Common
	 Common Shares		(Common)		Combined	(Preferred)		Grand Totals		& Preferred)

Voted	 19,775,572.083		 91.801%		 5,763 		 77.878%		 19,781,335.083 	 91.797%
Unvoted	  1,766,120.586		  8.199%		 1,637 		 22.122%		  1,767,757.586 	  8.203%
Total	 21,541,692.669		100.000%		 7,400 		100.000%		 21,549,092.669 	100.000%

Proposal Totals
			  	% of  Common 							     % of Preferred
			  	 Shares 	% of Common 				Preferred	  Shares   	% of Preferred
	 Common Shares		Outstanding	Shares Voted				Shares 		Outstanding	Shares Voted
R. Peter Sullivan III						Paul Belica
For 	  18,680,459.083 	86.465%		94.462%		For 			 5,644 	 	 76.270%	97.935%
Withheld   1,095,113.000 	5.069%		5.538%		Withheld		   119 	 	  1.608%	 2.065%
Total	  19,775,572.083 	91.534%		100.000%	Total			 5,763 		 77.878%	100.000%

John C. Maney							John C. Maney
For 	  18,694,536.083 	86.530%		94.533%		For 			 5,650 	 	 76.351%	98.039%
Withheld   1,081,036.000 	5.004%		5.467%		Withheld		   113 	 	  1.527%	 1.961%
Total	  19,775,572.083 	91.534%		100.000%	Total			 5,763 		 77.878%	100.000%

								Diana L. Taylor
								For 			 5,651 		 76.365%	98.057%
								Withheld		   112 		  1.514%	 1.943%
								Total			 5,763 		 77.878%	100.000%


	 	Combined Totals  (Common & Preferred)
	 	Total Voted 	  % of Outstanding	% of Voted
Paul Belica
For	 	18,686,103.083 	 	86.461%		94.463%
Withheld	 1,095,232.000 	  	 5.068%		 5.537%
Total Voted	19,781,335.083 	  	91.529%		100.000%

John C. Maney
For	 	18,700,186.083 	  	86.526%		94.534%
Withheld	 1,081,149.000 	   	 5.003%		 5.466%
Total Voted	19,781,335.083 	  	91.529%		100.000%

In connection with the Joint Annual Meeting of Shareholders of the PIMCO CA Municipal Income Fund III, PNC Global Investment Servicing hereby certifies the above tabulation of shareholder ballots.


Maura Stanley
Section Manager, Client Services